POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jace Knie with full power to act singly, as the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or beneficial owner of Valuence Merger Corp. I (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of February, 2022.

By: ______________
Name: Sungsik (Sung) Lee
Title: President

2/17/2022
Date

This certificate is attached 1 page document dealing with/entitled Power of Attorney and dated 02/17/2022

Acknowledgment Certificate

State of Texas

County of Harris

This instrument was acknowledgment before me on this 17th **day of** February **,20** 22

By Sungsik Lee.

Name of Person(s) Acknowledging

This notarial act was an online notarization via two-way webcam and audiovisual technology.

(Seal)

LINDA F PEEPLES
Notary ID #132579084
My Commission Expires
July 21, 2024

NOTARY PUBLIC STATE OF TEXAS

Linda F. Peeples, Online Notary Public

Signature of Notary Public

Linda F. Peeples

Notary's Name (Printed)

My Commission Expires:
07/21/2024

Signer's identity verified in the following manner:

- ☐ **Credible Witness**
- ☐ **Personally Known**
- ☒ **Produced Identification**

Type of ID: CA Driver License